UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2016, Fairmount Santrol Holdings Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ASP FML Holdings, LLC (the “Selling Stockholder”), an affiliate of American Securities LLC, and Morgan Stanley & Co. LLC (the “Underwriter”), with respect to a registered underwritten secondary public offering (the “December 2016 Secondary Offering”) of 20,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be sold by the Selling Stockholder for total gross proceeds to the Selling Stockholder of approximately $175.0 million before deducting underwriting commissions and estimated offering expenses. In addition, the Selling Stockholder granted the Underwriter a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock on the same terms, which the Underwriter has exercised in full. The Company will not receive any proceeds from the sale of the Common Stock in the December 2016 Secondary Offering.

The sale of the Common Stock by the Selling Stockholder is being made pursuant to (i) an effective Registration Statement on Form S-3 (File No. 333-214867) filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2016, including the related base prospectus dated December 1, 2016, (ii) a related free-writing prospectus dated December 1, 2016, and (iii) a related prospectus supplement dated December 1, 2016 and filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The closing of the sale of the Common Stock contemplated by the Underwriting Agreement is expected to occur on December 7, 2016.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 1, 2016, the Company issued a press release announcing the pricing of the December 2016 Secondary Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 1, 2016, between the Company, the Selling Stockholder and the Underwriter.

5.1	Opinion of Calfee, Halter & Griswold LLP.

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).

99.1	Press Release issued by the Company on December 1, 2016, announcing the pricing of the December 2016 Secondary Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

Date: December 6, 2016	/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 1, 2016, between the Company, the Selling Stockholder and the Underwriter.

5.1	Opinion of Calfee, Halter & Griswold LLP.

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).

99.1	Press Release issued by the Company on December 1, 2016, announcing the pricing of the December 2016 Secondary Offering.